                          AMENDED AND RESTATED LEASE
                          --------------------------



          THIS AMENDED AND RESTATED LEASE (this "Lease"), is made as of this ninth day of November, 1994, by and between SANTA ANITA REALTY ENTERPRISES, INC., a Delaware corporation (hereinafter referred to as "Lessor"), and LOS ANGELES TURF CLUB, INCORPORATED, a California corporation (hereinafter referred to as "Lessee"), and amends and restates that certain Lease made as of January 1, 1980 by and between Lessor and Lessee, as amended to the date hereof (as so amended, the "Original Lease");

                              W I T N E S E T H:
                              -----------------

          That for and in consideration of the mutual covenants and agreements herein contained, Lessor does hereby lease and demise to Lessee, and Lessee does hereby take and rent from Lessor, that certain parcel of real property (as described on Exhibit A hereto) and appurtenant structures situated in the City of Arcadia, County of Los Angeles, State of California, known as "Santa Anita Park," including, without limitation, the racing strip, grandstands, buildings and all improvements (other than improvements made pursuant to Section 9(b) below) situated thereon (said parcel of real property, as so improved, being hereinafter referred to as the "demised premises"):

          TO HAVE AND TO HOLD the demised premises for the term and at the rental hereinafter provided and upon the terms, conditions and agreements hereinafter set forth.

          1.   Term.  The term of this Lease shall commence as of January 1,
               ----
1980 and shall end on the 31st day of December, 1999, unless sooner terminated as provided herein.

          2.   Rental.  Lessee agrees to pay Lessor, as
               ------
rental ("On Track Rental") for the demised premises, an amount equal to 1.5% of all pari-mutuel wagering (the "handle") that occurs at the demised premises with respect to live thoroughbred races conducted at the demised premises. In addition, Lessee agrees to pay Lessor, as an additional rental (i) an amount ("Simulcast Rental") equal to 26.50% of the gross revenues allocable to Lessee by law or agreement with respect to off track wagers attributable to the simultaneous broadcast of thoroughbred horse racing from Santa Anita Park to any location outside of Santa Anita Park ("Simulcast Facility"), including, without limitation, at any satellite wagering facility located at a fair, race track, or other site in the State of California as contemplated by Sections 19605, 19605.1, 19605.2, 19605.51 and 19605.6 of the California Business and
Professions Code and at locations situated outside of the State of California or the United States; provided, however, that when wagers made or placed at a Simulcast Facility are included in Lessee's pari-mutuel pool, the Simulcast Rental attributable to any thoroughbred horse racing broadcast shall not exceed 1.5% of the handle generated by such Simulcast Facility with respect to such broadcast, and (ii) an amount ("Satellite Rental") equal to 26.50% of the gross revenues allocable to Lessee by law or agreement with respect to wagers at the demised premises when Lessee operates as a satellite facility ("Satellite Facility") receiving the simultaneous broadcast of thoroughbred horse racing from any location outside of Santa Anita Park. Said rental shall be payable during the term hereof monthly on the last business day of each month (a "Payment Date") in an amount equal to the amount of On Track Rental, if any, Simulcast Rental, if any, and Satellite Rental, if any attributable to the month immediately prior to the month in which the applicable Payment Date occurs, provided that the Payment Date for December of any year
                     --------
shall be the thirty-first day of such month and the Payment Date for January of any year shall be the last business day of March in that same year. Said rental shall be in addition to all other amounts (including, without limitation, property taxes, insurance premiums and costs of maintenance) required to be paid by Lessee pursuant to the terms of this Lease.

          3.   Acceptance of Premises.  Lessee is familiar with the physical
               ----------------------
condition of the demised premises and accepts them in their present condition without any representation or warranty by Lessor as to the condition, use or operation thereof.

          4.   Use of Premises.  Lessee is hereby permitted to use and occupy
               ---------------
the demised premises for the purpose of (i) conducting horse racing meets and other events either incidental or related to the conduct of horse racing meets, including, without limitation, civic and public relations-oriented activities such as horse shows, banquets, dances, film and television production and similar activities which do not involve significant permanent changes to the demised premises, (ii) operating as a Satellite Facility and other events either incidental or related to the operation of a Satellite Facility, including, without limitation, civic and public relations-oriented activities such as horse shows, banquets, dances, film and television production and similar activities which do not involve significant permanent changes to the demised premises, and
(iii) conducting not more than 7 other entertainment events and events incidental or related thereto. Lessee shall not use or permit any person to use the demised premises or any part thereof for any purpose or use in violation of the laws of the United States or of the State of California or any political subdivision thereof.

          5.   Property Taxes.  Lessee agrees to pay, as additional rental for
               --------------
the demised premises, all property taxes levied upon the demised premises during the term of this Lease. All of such payments shall be made by Lessee before delinquency. Any property taxes relating to the fiscal period of the taxing authority, a part of which period is included within the term of this Lease, and a part of which is included in a period of time after the termination of the term of this Lease, shall be adjusted as between Lessor and Lessee as of the termination of this Lease, so that Lessor shall pay that portion of such property taxes which that part of such fiscal period included in the period of time after the termination of this Lease bears to such fiscal period, and Lessee shall pay the remainder thereof. With respect to any assessment for public improvements or benefits which by law is payable, or at the option of the taxpayer may be paid, in installments, Lessor shall pay the installments thereof which become due and payable subsequent to the termination of the term of this Lease, and Lessee shall pay those installments which become due and payable during the term of this Lease. Any such assessment which becomes due and payable in the year of termination of this Lease shall be prorated as between Lessor and Lessee in the same manner as taxes and other assessments.

          Lessee shall have the right to contest the amount or validity of any property taxes which it is required to pay under the terms of this Lease, and for that purpose shall have the right, at its sole cost, risk and expense, to institute such proceeding or proceedings in the name of Lessor as Lessee may deem necessary, holding Lessor and the demised premises harmless from the consequences thereof. Any refund of any property taxes (including interest and penalties) which has been paid by Lessee, shall belong to Lessee, and Lessor agrees promptly to pay the same to Lessee in the event refund thereof is initially made to Lessor.

          The term "property taxes" as used herein shall mean and include all taxes, assessments and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, applicable to the demised premises or any part thereof, including but not limited to assessments for public improvements or benefits which shall during the term of this Lease be laid, assessed, levied, imposed upon or become due and payable and a lien upon the demised premises or any part thereof but excluding franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes imposed upon Lessor. With respect to any assessment which may be levied against or upon the demised premises and which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, Lessee shall be required to pay each year only the amount of such annual installment or portion thereof as Lessor shall be required to pay during such year (with appropriate proration for any partial year) and shall have no obligation to continue such payments after the termination of this Lease.

          6.   Utilities.  Lessee shall pay all charges for water, gas,
               ---------
electricity, telephone service and other utilities used, consumed or furnished on or to the demised premises during the term of this Lease.

          7.   Repairs and Maintenance.  Lessee shall, at its sole cost and
               -----------------------
expense, maintain the demised premises (including, without limitation, the grandstands, stables, buildings, roadways, parking areas, fences and other improvements now or at any time hereafter comprising a part thereof) in good condition and repair throughout the term of this Lease, and Lessor shall be under no obligation to maintain or repair the demised premises. In the event of any damage or destruction to the demised premises, or any part thereof, this Lease shall continue in full force and effect. Lessee shall promptly, at its sole cost and expense, make and perform all such repairs, changes, maintenance and improvements in or upon the demised premises as may be necessary to restore, repair and rebuild the same and to keep the same in an attractive, neat and orderly condition. Lessee shall commence the work of restoration, repair and rebuilding as soon as reasonably possible after the occurrence of any damage or destruction to the demised premises, or any part thereof, and shall thereafter prosecute such work diligently to completion. If any such damage or destruction is attributable to factors against which Lessee is insured, the proceeds of such insurance shall be applied to such restoration, rebuilding or repair; the obligations of Lessee hereunder shall not, however, be limited in any way by the proceeds of such insurance, if any. Upon the termination of this Lease, Lessee covenants and agrees to surrender and deliver up the demised premises in the same condition and repair as they are now, ordinary wear and tear and alterations, additions and changes made pursuant to Paragraph 9 hereof excepted.

          8.   Indemnity and Insurance.  (a)  Lessee agrees with Lessor that
               -----------------------
Lessor shall not be liable for any damage or injury to persons or property during the term of this Lease from any cause whatsoever by reason of the use, occupation and enjoyment of the demised premises by Lessee or any person thereon, and that Lessee will indemnify and hold harmless Lessor from all liability whatsoever on account of any such damage or injury, whether or not caused by the negligence or breach of an obligation by Lessee or any person holding under Lessee.

          (b)  Lessee shall, at its sole cost and expense, maintain

          (i) Such fire and extended coverage insurance in full force and effect throughout the term of this Lease in such amounts and forms as are consistent with prudent business practices for a business of the nature conducted by the Lessee, considering the replacement cost of the grandstands, stables, buildings and other improvements comprising a part of the demised premises, their location and exposure to risk; Lessee shall be entitled to receive all proceeds from such insurance policy or policies.

         (ii) General public liability insurance against claims for bodily injury, death or property damage occurring upon, in or about the demised premises, such insurance to afford protection to the limit of Fifty Million Dollars ($50,000,000) in respect of injury and/or death and/or property damage, for the mutual benefit of Lessor and Lessee.

        (iii) Such business interruption insurance and insurance covering loss of rents as is consistent with prudent business practices for a business of the nature conducted by the Lessee.

          Lessor and Lessee agree that all fire and extended coverage insurance policies carried by them covering the demised premises or any property located thereon shall contain a clause permitting the insured to waive the insurance carrier's right of subrogation against any third person arising out of the occurrence of any casualty insured against. Lessor and Lessee hereby waive any such right of subrogation against the other party hereto, and Lessor and Lessee each agree that in the event of any damage to the demised premises by fire or perils named in the extended coverage endorsement to real or personal property of either the Lessor or Lessee neither shall have or exercise any right of recovery against the other.

          (c) Lessee shall cause to be issued to Lessor proper certificates of insurance evidencing Lessee's compliance with the foregoing covenants of Lessee with respect to insurance. Each of said certificates shall state that all right of subrogation is waived against Lessor and that no cancellation or material change in the insurance evidenced by the particular certificate shall be made unless thirty (30) days' advance notice of such cancellation or material change shall have been given to Lessor. Lessor and the holder of any assignment of the Lessor's interest in this Lease or a first mortgage or a deed of trust on the demised premises shall be named as additional insureds as their interests may appear on all insurance policies required to be maintained by Lessee under this Paragraph 8.

         9.    Alterations.  (a) Lessor shall, during the term of this Lease,
               -----------
reimburse Lessee for all costs of such reasonable alterations, additions, and changes, structural or otherwise, in and to the grandstands, stables, buildings, roadways, parking areas, fences and other structures then located on the demised premises (collectively, the "Improvements") as Lessee may find necessary or convenient for its purposes, provided that Lessor shall be under no obligation to reimburse Lessee for any such Improvements to the demised premises unless Lessor has consented to the making of such Improvements prior to any expenditure by Lessee for such Improvements, and provided further that such alterations, additions, and changes constitute real estate assets as defined in Subchapter M of the Internal Revenue Code. The title to, and the ownership of, any buildings, structures, and other improvements erected on the demised premises, the cost of which is reimbursed by Lessor shall vest in Lessor. Such improvements shall become part of the demised premises.

          (b) During the term of this Lease, Lessor may develop, at Lessor's cost, up to 50 acres of the demised premises for any purpose provided that (i) Lessor shall give Lessee at least 120 days prior written notice of such development and (ii) such development shall not unreasonably interfere with Lessee's horse racing and Satellite Facility operations.

          10.  Mechanic's Liens.  Lessee agrees that it will pay or cause to be
               ----------------
paid all costs for work done by it or caused to be done by it on the demised premises of a character which will or may result in liens on Lessor's reversionary estate therein, and Lessee will keep the demised premises free and clear of all mechanic's liens and other liens on account of work done for Lessee or persons claiming under Lessee. Lessee agrees to and shall indemnify and save Lessor free and harmless against all liabilities, damages or costs on account of liens and claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for Lessee or persons claiming under it; provided, however, that Lessee shall have the right to contest the validity or amount of any such lien or claimed lien, provided Lessee shall give such reasonable security to Lessor as may be demanded by Lessor to insure payment therefor and prevent any sale, foreclosure, or forfeiture of the demised premises by reason of such nonpayment; and provided further that such reasonable security shall not exceed one and one-half times the amount of such lien or claimed lien.

          Notwithstanding the foregoing, the imposition of a lien on the demised premises in connection with the Lessee's performance of its obligations or rights under Paragraph 7 or Paragraph 9 hereof will not constitute an event of default under Paragraph 13 hereof, provided that a bond in the amount of such lien is acquired by Lessee in favor of Lessor, or other security satisfactory to Lessor is provided and adequate measures are taken to avoid any sale of, foreclosure upon or forfeiture of the demised premises as a result of the imposition of such lien.

          11.  Eminent Domain.  If the whole or any part of the demised premises
               --------------
be taken or condemned under the exercise by any competent authority of the power of eminent domain for any public or quasi-public use or purpose, then and in that event:

          (a) The entire award for such taking or condemnation shall be paid to and retained by Lessor for its own use and benefit, except that any part of the award made on account of damage to the portion of the demised premises, if any, not taken by condemnation shall be used by Lessor, to the extent necessary, for the restoration and reconstruction of the remainder of the demised premises as set forth in subparagraph (c)(ii) hereinbelow.

          (b) If fifty percent (50%) or more of the parking area comprising a part of the demised premises shall be so taken, or if any portion of the demised premises (other than the parking area) essential for the conduct of horse racing meets on the demised premises shall be so taken, then and in either such event Lessee shall have the option to terminate this Lease by written notice to Lessor delivered at any time prior to thirty (30) days after Lessee's possession of the area so condemned has been taken by or on behalf of the condemning authority. Upon such termination each of the parties hereto shall be relieved of any further performance hereunder for the period from and after such termination.

          (c) In the event that only a portion of the demised premises are so taken, the following provisions shall apply if this Lease is not terminated as provided in paragraph (b) hereof:

               (i) The term of this Lease and each of the provisions hereof (except as hereinafter provided) shall continue in full force and effect as to so much of the demised premises as are not so taken;

              (ii) Subject to due allowance and reasonable delays occasioned by strikes or scarcity of building materials or labor, or any other cause beyond Lessor's control, Lessor shall proceed with reasonable diligence to restore and reconstruct the demised premises to a complete unit in order that the remaining unit when completed shall be substantially the same in character as the demised premises prior to said taking; and

             (iii) Upon such taking, the annual rent hereinabove specified shall be renegotiated by Lessor and Lessee in good faith with a view toward an equitable adjustment of such rent in light of the changed nature of the demised premises.

          No provision of this Lease shall be deemed to be a waiver of any right of either Lessor or Lessee against any condemning authority for damages or other compensation by reason of such condemnation.

          12.  Assignment and Subletting.  (a)  Lessee may, at any time during
               -------------------------
the term of this Lease, sublet the whole or any part of the demised premises for any use permitted in this Lease, but Lessee shall remain liable and responsible to Lessor under this Lease in the event of any such subletting of the demised premises.

          (b) Lessee shall not encumber or hypothecate its leasehold estate, or any interest therein or part thereof, without prior written consent of Lessor.

          (c) Lessor shall not be restricted by any provision hereof from assigning all or any part of its interest in the demised premises to any person, firm, association or corporation; provided that any such assignee shall agree to be bound by the provisions of this Lease. Lessee hereby attorns and agrees to attorn to any person, firm or corporation purchasing or otherwise acquiring the fee estate in the demised premises or the Lessor's interest in this Lease at any sale or other proceeding pursuant to the exercise of any rights, powers or remedies under any Deed of Trust and Assignment of Rents executed by the Lessor in favor of any institutional lender or by reason of the exercise of any rights, powers or remedies under any Assignment of Lease executed by Lessor in favor of any institutional lender covering this Lease, it being intended hereby that if this Lease would otherwise terminate, cut off or otherwise be defeated by reason of any acts or actions by the owner or holder of such Deed of Trust and Assignment of Rents or Assignment of Lease then, at the option of such person, firm or corporation so purchasing or otherwise acquiring the fee estate in the demised premises or Lessor's interest under this Lease, this Lease shall continue in full force and effect.

          13.  Defaults by Lessee.  In the event that
               ------------------

          (a) Lessee shall fail to pay any installment of rental or any other money required hereby to be paid by Lessee to Lessor or for the account of Lessor when the same shall become due, and such default shall continue for a period of five (5) days; or

          (b) Lessee shall default in the performance of any obligation required to be performed by Lessee (other than the payment of rental or any other money required hereby to be paid by Lessee to, or for the account of, Lessor) and shall fail, for a period of ten (10) days after written notice from Lessor specifying such default, to take appropriate steps for the purpose of curing such default or shall thereafter fail to prosecute the curing of such default diligently and in good faith; or

          (c) Lessee shall be adjudicated bankrupt, or a petition by or against Lessee for an adjustment of its obligations under the Federal Bankruptcy Code or any other existing or future statute shall be approved, or Lessee shall make a general assignment of its property for the benefit of its creditors;

then and in each such case Lessor may at its option terminate this Lease upon written notice to Lessee.

          14.  Rights of Inspection; Maintenance of Books, Records and Accounts.
               ----------------------------------------------------------------
Lessor or its representatives shall have the right to go upon and inspect the demised premises at all reasonable times. Lessee shall keep full, complete and proper books, records and accounts of the handle derived from or arising out of the conduct of horse racing meets at the demised premises for a period of 36 months following each year. Lessor and its agents and employees shall have the right at any and all times, during regular business hours, to audit, examine and inspect all of the books and records of Lessee, including any tax reports pertaining to the business of the Lessee conducted in, upon or from the demised premises, for the purpose of investigating and verifying the accuracy of any statement of handle.

          15.  Change in Pari-Mutuel Wagering.  In the event the percentage of
               ------------------------------
gross pari-mutuel handle, Simulcast Rental or Satellite Rental allocable to the tracks is changed by reason of any governmental action, or in the event any technological or other development (including, by way of example, but not limited to, the authorization of in-home or telephonic wagering) alters the nature of pari-mutuel wagering at Santa Anita Park or wagering at locations which receive a simultaneous broadcast of thoroughbred horse racing held at Santa Anita Park, then Lessor and Lessee shall renegotiate the rental provisions of this Lease in good faith with a view toward an equitable adjustment of such rental in light of the changed circumstances.

          16.  Cessation of Racing.  If at any time the Board of Directors of
               -------------------
Lessor shall determine, in its complete, unfettered discretion, that Santa Anita Park shall be permanently closed to thoroughbred horse racing, Lessor shall have the option to terminate this Lease upon written notice to Lessee.

          17.  Recovery of Costs.  In the event that any action or proceeding
               -----------------
shall be brought for the purpose of determining or enforcing the rights of either party hereunder, the party prevailing in such action shall be entitled to recover from the other party all costs reasonably incurred by the prevailing party in connection with such action or proceeding, including a reasonable attorney's fee to be determined by the court.

          18.  Waiver.  No waiver by Lessor of the breach or default in the
               ------
performance of any of the covenants, conditions or agreements of this Lease by Lessee shall be construed to be a waiver of any succeeding breach of the same or other covenants, conditions or agreements hereof, and no delay or omission of Lessor in exercising any right or power or remedy hereunder in the event of the default of Lessee shall be construed as a waiver thereof or acquiescence therein, nor shall the acceptance of any payment made in a manner or at a time other than as herein provided be construed as a waiver of or variation in the terms of this Lease.

          19.  Notices.  All written notices to Lessor or Lessee shall be deemed
               -------
to have been properly given if given by courier, United States express mail or United States registered mail, postage prepaid, addressed to such party at such address as shall have been given by such party by written notice to the other.

          20.  Successors.  The covenants and agreements herein contained shall
               ----------
inure to the benefit of and be binding upon Lessor and Lessee and their respective successors and assigns.

          21.  Effectiveness.  This Amended and Restated Lease (other than the
               -------------
provisions of Section 2 hereof which shall become effective on January 1, 1995) shall become effective as of the date hereof upon the execution hereof by each of the parties hereto. Prior to January 1, 1995, all terms and conditions of
Section 2 of the Original Lease shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Lease in duplicate the day and year first above written.

                              SANTA ANITA REALTY ENTERPRISES, INC.



                              By _________________________________

(SEAL)                                                  Lessor



                              LOS ANGELES TURF CLUB, INCORPORATED



                              By _________________________________

(SEAL)                                                  Lessee

STATE OF CALIFORNIA           )
COUNTY OF __________________  )



          On ___________, 19___, before me, ____________________, a Notary
Public in and for said State, personally appeared ________________________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.



Signature ________________________________ (Seal)

STATE OF CALIFORNIA           )
COUNTY OF __________________  )



     On ___________, 19___, before me, ____________________, a Notary Public in and for said State, personally appeared
________________________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.



Signature  ________________________________ (Seal)